Exhibit 3.2

BYLAWS

of

CHEETAH NET SUPPLY CHAIN SERVICE INC.

(a North Carolina corporation)

ARTICLE I

OFFICES AND REGISTERED AGENT

Section 1.1. Principal Office. The Corporation shall maintain its Principal Office, if any, at a location within or without the State of North Carolina as designated by the Board of Directors from time to time. In the absence of a contrary designation by the Board of Directors, the Principal Office of the Corporation shall be located at the business office of the Corporation’s President.

Section 1.2. Registered Office. The Corporation shall maintain a Registered Office as required by the North Carolina Business Corporation Act, as amended from time to time (the “Act”), at a location in the State of North Carolina designated by the Board of Directors from time to time.

Section 1.3. Other Offices. The Corporation may have such other offices within and without the State of North Carolina as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Officers.

Section 1.4. Registered Agent. The Corporation shall maintain a Registered Agent as required by the Act who shall have a business office at the Registered Office. The Registered Agent shall be designated by the Board of Directors from time to time to serve at its pleasure. In the absence of such designation the Registered Agent shall be the Secretary.

Section 1.5. Filings. In the absence of directions from the Board of Directors to the contrary, the Secretary shall cause the Corporation to maintain currently all filings in respect of the Registered Office and Registered Agent with all governmental officials as required by the Act or otherwise by law.

ARTICLE 2

SHAREHOLDERS

Section 2.1. Annual Meetings. The annual meeting of the Corporation’s shareholders (the “Shareholders”) shall be held at the time and place designated by the Board of Directors (or an Officer authorized by the Board of Directors to make such designation) from time to time, provided that the time and place so designated conforms to the requirements of the Act and these Bylaws.

Section 2.2. Special Meetings. Special meetings of the Shareholders may be called for any one or more lawful purposes by the Board of Directors, the President, or, if the holders of at least twenty (20%) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held, by the Secretary. Special meetings of the Shareholders shall be held at a time and location designated by the Board of Directors (or by an Officer authorized by the Board of Directors to make such designation), provided that the time and place so designated conforms to the requirements of the Act and these Bylaws. In the event any such designation is not communicated to the person(s) giving notice of the meeting as hereinafter provided, the special meeting of the Shareholders shall be held at the Principal Office at the hour of ten o’clock in the morning on the fourth Tuesday of the calendar month following the calendar month in which the meeting was duly called; but if that day shall be a holiday under federal or North Carolina law, then such special meeting shall be held on the next succeeding business day. A special meeting of the Shareholders shall be duly called when a written call of the special meeting directed to the attention of the Board of Directors and signed by the person(s) calling the meeting is delivered (in person or by registered or certified mail) to the Principal Office.

Section 2.3. Notice of Meetings, Waiver of Notice. The Secretary (or, in the event of the Secretary’s inability or refusal to act, such other Officer as may be authorized by the Board of Directors) shall cause written or printed notice of all duly called meetings of Shareholders to be delivered not less than ten (10) nor more than sixty (60) days before the meeting date, either personally, by mail, or by any other method permitted under the Act, to all Shareholders of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited with postage thereon prepaid in the United States mail, addressed to the Shareholder at the Shareholder’s address as it appears on the Corporation’s records, or if a Shareholder shall have filed with the Secretary of the Corporation a written request that notices to such Shareholder be mailed to some other address, then directed to such Shareholder at that other address. Such notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called. If notice of a duly called special meeting of Shareholders is not otherwise given at least twenty (20) days prior to the date for such meeting fixed in accordance with these Bylaws, the person(s) calling the special meeting may cause notice of the special meeting to be given that conforms to the requirements of the Act and these Bylaws. Notice of a meeting of Shareholders need not be given to any Shareholder who attends such meeting or who, in person or by proxy, signs a waiver of notice either before or after the meeting. To be effective such waiver shall contain statements or recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. Such statements or recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Statement or recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional statements or recitals creating a patent ambiguity as to its proper application.

Section 2.4. Quorum. Except as may otherwise be required by the Act or the Corporation’s Articles of Incorporation, at any meeting of Shareholders the presence, in person or by proxy, of the holders of at least one-third (1/3) of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting. Holders of shares entitled to vote as a separate voting group on a matter may take action at a meeting on such matter only if a quorum of the shares in the separate voting group are present in person or by proxy at the meeting. Except as may otherwise be required by law or the Corporation’s Articles of Incorporation, at any meeting of Shareholders the presence, in person or by proxy, of the holders of at least one-third (1/3) of the outstanding shares in a separate voting group entitled to vote thereat as separate voting group, if any, shall constitute a quorum of such separate voting group for purposes of such matter. In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these Bylaws, by the holders of at least one-third (1/3) of the shares represented at the meeting in person or by proxy. At such adjourned meeting a quorum of Shareholders may transact such business as might have been properly transacted at the original meeting.

Section 2.5. Transaction of Business. Business transacted at an annual meeting of Shareholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of Shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.6. Shareholders of Record. For the purpose of determining Shareholders entitled to vote at any meeting of Shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of Shareholders, the Board of Directors shall by resolution fix a record date for such determination. The date shall be not more than fifty (50) and not less than ten (10) days prior to the date on which the activity requiring the determination is to occur. The Shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date so fixed shall constitute the Shareholders of right in respect of the activity in question. In the absence of action by the Board of Directors to fix a record date, the record date shall be ten (10) days prior to the date on which the activity requiring a determination of Shareholders is to occur. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting to a date not later than one hundred twenty (120) days after the date fixed for the original meeting; provided, however, that the Board of Directors may in its discretion fix a new record date for any adjourned meeting.

Section 2.7. Voting. Except as may otherwise be required by the Act or the Corporation’s Articles of Incorporation, and subject to the provisions concerning Shareholders of record contained elsewhere in these Bylaws, a person (or such person’s proxy) present at a meeting of Shareholders shall be entitled to one vote for each share of voting stock as to which such person is the Shareholder of record. In elections of Directors, those candidates receiving the greater number of votes cast (although not necessarily a majority of votes cast) at the meeting shall be elected. Any other corporate action shall be authorized by a majority of the votes cast at a meeting in which a quorum is present, unless otherwise provided by the Act, the Corporation’s Articles of Incorporation, or these Bylaws.

Section 2.8. Adjournments. One third (1/3) or greater of the voting shares held by Shareholders of record present in person or by proxy at a meeting of Shareholders may (whether or not constituting a quorum) adjourn a meeting from time to time to a date, time, and place fixed by notice as provided for above or, if such date is less than thirty (30) days from the date of adjournment, to a date, time, and place fixed by the one-third (1/3) or greater vote and announced at the original meeting prior to adjournment.

Section 2.9. Action Without Meeting. To the fullest extent permitted by the Act, holders of record of voting shares may take action without a meeting by written consent as to such matters and in accordance with such requirements and procedures authorized by the Act. Unless otherwise permitted by the Act, such written consent must be signed by all holders of record of voting shares.

Section 2.10. Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy. Such proxy shall be filed with the Secretary before or at the time of the meeting. A proxy must be filed (a) in writing executed by the Shareholder or by his duly authorized attorney in fact, or (b) by a telegram or cablegram appearing to have been transmitted by the Shareholder; provided, however that the Board of Directors may also establish procedures by which Shareholders can file proxies with the Secretary by telecopy facsimile transmission. No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

Section 2.11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted, either in person or by proxy, by the officer, agent, or proxy as the bylaws of that corporation may prescribe, or in the absence of such provision, as the board of directors of the other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into such fiduciary’s name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of the shares into such trustee’s name as trustee.

Shares standing in the name of a receiver may be voted, either in person or by proxy, by the receiver, and shares held by or under the control of a receiver may be voted, either in person or by proxy, by the receiver without the transfer thereof into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the shares so transferred.

Section 2.12. Conduct of Meetings. The President shall preside at a meeting of Shareholders and the Secretary shall act as secretary of the meeting and keep a record of the proceedings thereof. Where the President or a Vice President, or a Secretary of Assistant Secretary. is not present at a meeting of the Shareholders, the presiding officer or secretary of the meeting shall be selected by action of the Shareholders. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of the Shareholders as it shall deem necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (a) establishing an agenda or order of business for the meeting, (b) setting rules and procedures for maintaining order at the meeting and the safety of those present, (c) limiting participation in such meeting to holders of record of voting shares of the Corporation and their duly authorized and constituted proxies and such other persons the Board of Directors deems appropriate, (d) setting restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants, and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Subject to such rules and regulations of the Board of Directors, if any, the presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take all such acts as, in the judgment of such presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting.

ARTICLE 3
DIRECTORS

Section 3.1. Authority. The Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation.

Section 3.2. Number and Qualification. The number of Directors shall be from five (5) to nine (9), as determined by the Board of Directors from time to time. Initially the number of directors shall be one (1). Each Director shall hold office until his death, term expiration, resignation, retirement, removal, disqualification or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina or shareholders of the Corporation; provided that, the Shareholders shall have the right in a general meeting to amend qualification requirements to require Directors to own stock in the Corporation or other qualification requirements.

Section 3.3. Tenure. Unless otherwise expressly approved by Shareholders pursuant to the terms hereof, each Director elected or appointed hereunder shall serve a term of three (3) years, unless such Director is removed by the other Directors as set forth herein, or retires sooner; provided that the Shareholders may appoint certain initial Board members to serve a term of less than three (3) years in order to establish a staggered Board-tenure structure. Each Director shall hold office from the date of such Director’s election and qualification until (i) the end of such Director’s term, (ii) the election and qualification of such Director’s successor, or (iii) until such Director’s earlier disqualification, removal, resignation, death, or incapacity. Election by the Shareholders of Directors as required hereunder shall be held at each annual meeting of the Corporation’s Shareholders. A Director need not be a Shareholder. In case of any increase in the number of Directors, the additional directorships so created may be filled in the first instance in the same manner as a vacancy in the Board of Directors.

Section 3.4. Removal. Any Director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation’s voting stock. Any Director may be removed from office with cause (as determined by the voting Directors) by a majority vote of the disinterested Board of Directors at a meeting at which only the removal and replacement of the Director or Directors in question shall be considered.

Section 3.5. Vacancies. The Board of Directors may by majority vote of the Directors then in office, regardless of whether such Directors constitute a quorum, elect a new Director to fill a vacancy on the Board of Directors; provided, however, that no person may be elected to fill a vacancy created by such person’s removal from office pursuant to these Bylaws.

Section 3.6. Regular Meetings. The Board of Directors may by resolution provide for the holding of regular meetings without notice other than such resolution; provided, however, the resolution shall fix the dates, times, and places for such meetings. The place for any meeting of the Board of Directors may be anywhere within or without the State where the Principal Office is located. Except as otherwise provided by law or these Bylaws, any business may be transacted at any regular meeting of the Board of Directors.

Section 3.7. Special Meetings; Notice of Special Meeting. Special meetings of the Board of Directors may be called for any lawful purpose or purposes by any Director or the President. The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than seventy-two (72) hours nor more than sixty (60) days prior thereto. The notices may, but need not, describe the purpose of the meeting. Notices shall be addressed to a Director at such address as the Director provides to the Corporation’s Secretary from time to time as his notice address. If mailed, the notice shall be deemed to be delivered five (5) days after being deposited, postage prepaid, in the national mail system of the country in which the Director’s notice address is located. If given by email, facsimile or other electronic means, the notice shall be deemed delivered when received in full by the receiving device of the Director. Any time or place fixed for a special meeting must permit participation in the meeting by means of telecommunications as authorized below.

Section 3.8. Waiver of Notice of Special Meetings. Notice of a meeting need not be given to any Director who signs a waiver of notice either before or after the meeting. To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. The recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application. The attendance of a Director at a special Directors meeting shall constitute a waiver of notice of that meeting, except where the Director attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.9. Participation by Telecommunications. Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of remote electronic communication so long as all persons participating in the meeting (whether in person or electronically) can hear each other at the same time.

Section 3.10. Quorum. A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.11. Action. The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation’s Articles of Incorporation or otherwise by law.

Section 3.12. Action Without Meeting. To the fullest extent permitted by the Act, the Board of Directors may take action without a meeting by written consent as to such matters and in accordance with such requirements and procedures authorized by the Act. Unless otherwise permitted by the Act, such written consent must be signed by all Directors.

Section 3.13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting, or unless such Director shall file such Director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such Director’s dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.14. Conduct of Meetings. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of its meetings of Shareholders as it shall deem necessary, appropriate or convenient. The Board of Directors may designate one of its members as “Chairman of the Board” to preside at meetings of the Board. Subject to such rules and regulations of the Board of Directors, if any, the Chairman or other presiding official shall have the right and authority to conduct the meeting according to such rules and procedures as the Chairman or other presiding official deems necessary, appropriate or convenient for the proper and efficient conduct of the meeting. Without limitation such rules may (i) prescribe an agenda or order of business for the meeting; (ii) establish rules and procedures for maintaining order at the meeting and the safety of those present; (iii) establish limitations on attendance at or participation in the meeting by persons other than Directors of the Corporation; (iv) set limitations on the time allotted to questions or comment by meeting participants, and (v) prescribe rules and procedures for voting on matters that may come before the meeting.

Section 3.15. Compensation and Expenses. The Board of Directors may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services. Director compensation and/or other remuneration shall be deemed to accrue from day to day. Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other. The Board of Directors may by resolution award special remuneration to any Director that undertakes, at the written request of the Board, any special work or services for or on behalf of, the Corporation outside and in addition to routine duties associated with service on the Board. Any Director that also provides professional services (including legal counsel) outside his role as Director shall be entitled to remuneration for professional services as if he were not a Director.

Section 3.16. Conflicts. Each Director shall exercise a reasonable duty of care and duty of loyalty as required under applicable law in connection with service on the Board. Notwithstanding the foregoing, (i) any Director may hold any other office in the Corporation (other than the office of Auditor), in addition to service on the Board, for such period and on such terms (including compensation) as the other Directors may determine; (ii) a Director of the Corporation may serve as a director or officer of any company promoted by the Corporation or in which the Corporation may be interested as an equity holder or otherwise, and no such Director shall be accountable to the Corporation for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company. No person shall be disqualified from the office of Director or prevented by such office from contracting with the Corporation, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Corporation in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall have the right to vote in respect of any contract or transaction in which he is so interested as aforesaid; PROVIDED, HOWEVER, that the nature of the interest of any Director in any such contract or transaction shall be disclosed in writing (“Conflict Notice”) by him to the other Directors at or prior to its consideration and any vote thereon. Any Conflict Notice provided by a Director shall be included in the Board Minutes and shall be deemed sufficient disclosure to the other Directors with regard to the action for which the Conflict Notice was provided; and further, provided the facts set forth in the Conflict Notice have not changed, such Director shall not be required to provide special notice for subsequent transactions related to the matters set forth in the Conflict Notice.

Section 3.17. Committees.

(a)            The Board of Directors, by resolution adopted by majority of Directors then in office. may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more Directors and each of which, to the extent authorized by law or provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, except no such committee shall have authority as to the following matters: (1) the dissolution, merger or consolidation of the Corporation; or the sale, lease or exchange of all or substantially all of the property of the Corporation; (2) the designation of any such committee or the filling of vacancies in the Board of Directors or in any such committee; (3) distributions, reacquisitions of shares or issuance or sale of shares, except as provided by the North Carolina Business Corporation Act; (4) the adoption or repeal of the Bylaws or the amendment of the Bylaws or the Articles of Incorporation; or (5) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

(b)            Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

(c)            Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of such meeting, which notice may be written or oral. Any member of any committee may in a signed writing waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any committee need not state the business proposed to be transacted at the meeting.

(d)            A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof and actions of such committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present.

(e)            Any member of any such committee may be removed at any time with or without cause by resolution adopted by majority of the Board of Directors.

(f)            Any such committee may elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE 4
OFFICERS

Section 4.1. In General. The Officers of the Corporation shall consist of a President and a Secretary and may also include one or more Vice Presidents, a Treasurer, and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and agents as the Board of Directors deems advisable from time to time. All Officers shall be appointed by the Board of Directors to serve at the pleasure of the Board. Except as may otherwise be provided by Act or in the Articles of Incorporation, any Officer may be removed by the Board of Directors at any time, with or without cause. Any vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired term. One person may hold two or more offices. Each Officer shall exercise the authority and perform the duties as may be set forth in these Bylaws and any additional authority and duties as the Board of Directors shall determine from time to time.

Section 4.2. President. The President shall be the chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation. Any reference to the “Chief Executive Officer” of the Corporation in any Corporate record, proceeding or contract shall be presumed to refer to the President. The President shall see that the resolutions of the Board of Directors and authorized committees thereof are put into effect. Except as otherwise provided herein and as may be specifically limited by resolution of the Board of Directors or an authorized committee thereof, the President shall have full authority to execute on the Corporation’s behalf any and all contracts, agreements. notes, bonds, deeds, mortgages, certificates, instruments, and other documents. The President shall also perform such other duties and may exercise such other powers as are incident to the office of president and as are from time to time assigned to him by the Act, these Bylaws, the Board of Directors, or an authorized committee thereof.

Section 4.3. Vice Presidents. Except as otherwise determined by the Board of Directors, each Vice President (if any are appointed) shall serve under the direction of the President. Except as otherwise provided herein, each Vice President shall perform such duties and may exercise such powers as are incident to the office of vice president and as are from time to time assigned to him by the Act, these Bylaws, the Board of Directors, an authorized committee thereof, or the President. In the absence, incapacity, or inability or refusal of the President to act, the most senior Vice President shall assume the authority and perform the duties of the President. If the Board of Directors appoints more than one Vice President, the seniority of the Vice Presidents shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify. Designation of a “Senior” or “Executive” vice president by the Board of Directors shall be an indication of seniority.

Section 4.4. Secretary. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Secretary shall serve under the direction of the President. The Secretary shall whenever possible attend all meetings of the Shareholders and the Board of Directors, and whenever the Secretary cannot attend such meetings, such duty shall be delegated by the presiding officer for such meeting to a duly authorized assistant secretary. The Secretary shall record or cause to be recorded under the Secretary’s general supervision the proceedings of all such meetings and any other actions taken by the Shareholders or the Board of Directors (or by any committee of the Board in place of the Board) in a book or books (or similar collection) to be kept for such purpose. The Secretary shall upon proper request give, or cause to be given, all notices in connection with such meetings. The Secretary shall be the custodian of the Corporate seal and affix the seal to any document requiring it, and to attest thereto by signature. The Secretary may delegate the Secretary’s authority to affix the Corporation’s seal and attest thereto by signature to any Assistant Secretary. The Board of Directors may give general authority to any other officer or specified agent to affix the Corporation’s seal and to attest thereto by signature. Unless otherwise required by law, the affixing of the Corporation’s seal shall not be required to bind the Corporation under any documents duly executed by the Corporation and the use of the seal shall be precatory in the discretion of the Corporation’s duly authorized signing officers. The Secretary shall properly keep and file, or cause to be properly kept and filed under the Secretary’s supervision, all books, reports, statements, notices, waivers, proxies, tabulations, minutes, certificates, documents, records, lists, and instruments required by the Act or these Bylaws to be kept or filed, as the case may be. The Secretary may if requested, and shall when required, authenticate any records of the Corporation. Except to the extent otherwise required by the Act, the Secretary may maintain, or cause to be maintained, such items within or without the State of North Carolina at any reasonable place. The Secretary shall perform such other duties and may exercise such other powers as are incident to the office of secretary and as are from time to time assigned to such office by the Act, these Bylaws, the Board of Directors. an authorized committee thereof, or the President.

Section 4.5. Treasurer. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Treasurer (if one is appointed) shall serve under the direction of the President. The Treasurer shall, under the direction of the President. keep safe custody of the Corporation’s funds and securities, maintain and give complete and accurate books, records, and statements of account, give and receive receipts for moneys, and make deposits of the Corporation’s funds, or cause the same to be done under the Treasurer’s supervision. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation. The Treasurer may be required by the Board of Directors at any time and from time to time to give such bond as the Board may determine. The Treasurer shall perform such other duties and may exercise such other powers as are incident to the office of treasurer and as are from time to time assigned to such office by the Act, these Bylaws, the Board of Directors, an authorized committee thereof, or the President.

Section 4.6. Office Manager. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Office Manager, (if one is appointed) shall serve under the immediate direction of the President and Vice President assume the authority and perform the duties of his/her respective immediate superior officer as may be necessary at the direction of such immediately superior officer, or in the absence, incapacity, inability, or refusal of such immediate superior officer to act.

Section 4.7. Assistant Officers. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Assistant Secretaries and Assistant Treasurers, if any, shall serve under the immediate direction of the Secretary and the Treasurer, respectively, and under the ultimate direction of the President. The Assistant Officers shall assume the authority and perform the duties of their respective immediate superior officer as may be necessary at the direction of such immediately superior officer, or in the absence, incapacity, inability, or refusal of such immediate superior officer to act. The seniority of Assistant Officers shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

Section 4.8. Operational Titles. The Board may assign an officer an operational title designating a specific area over which the officer has such authority, duties and responsibilities as the Board may determine from time to time. Operational titles may be in the form of a separate title (such as “Chief Financial Officer”) or an addendum to the officer’s executive title (such as Vice President “of Finance”). Absent a contrary directive from the Board or an officer of higher rank, between two officers of equal rank, the one with an operational title shall be presumed to have superior authority over the area of responsibility within the purview of such officer’s operational title.

ARTICLE 5

INDEMNIFICATION, REIMBURSEMENT OF EXPENSES AND INSURANCE

Section 5.1. Indemnification for Expenses and Liabilities.

(a)            Any person who at any time serves or has served: (1) as a director, officer, employee or agent of the Corporation; (2) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise; or (3) at the request of the Corporation as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of such person’s status as such or activities in any of the foregoing capacities or results from being called as a witness at a time when such person has not been made a named defendant or respondent to any Proceeding.

(b)            The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including, without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due.

(c)            Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

(d)            The rights granted herein shall not be limited by the provisions contained in Sections 55-8-51 through 55-8-56 of the North Carolina Business Corporation Act or any successor to such statutes.

(e)            The Corporation shall (upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such Director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

Section 5.2. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 5.3. Definitions. The following terms as used in this Article shall have the following meanings. “Proceeding” means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. “Expenses” means expenses of every kind, including counsel fees. “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding and all reasonable expenses incurred in enforcing the indemnification rights provided herein. “Director,” “officer,” “employee” and “agent” include the estate or personal representative of a Director, officer, employee or agent. “Corporation” shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

ARTICLE 6

TRANSACTIONS

Section 6.1. Contracts. The Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2. Loans. The Board of Directors may authorize any Officer or Officers, or agent or agents, to contract any indebtedness and grant evidence of indebtedness and collateral therefor in the name of an on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Officer or Officers, or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 6.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 6.5. Voting of Shares in Other Corporations Owned by The Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of the other corporation by the President of the Corporation if he is present, or in his absence by any Vice-President of the Corporation who may be present or by any other Officer specifically designated by the Board of Directors. Whenever, in the judgment of the President, or in such officer’s absence, of any Vice-President or other designated Officer, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the President, or one of the Vice-Presidents of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote such share or shares of stock issued by the other corporation.

ARTICLE 7
STOCK

Section 7.1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be consecutively numbered and state upon the face thereof the name of the person to whom issued, the number of shares, the fact that the Corporation is organized under the laws of the State of North Carolina, and such other matters as the Board of Directors may approve or as may be required by the Act. Each certificate shall be signed either manually or in facsimile by the President and Secretary. In case any Officer whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued it may be issued by the Corporation with the same effect as if he were such Officer at the date of issue. Certificates for shares of different classes, and different series within a class, to the extent authorized, if any, shall bear appropriate designations to identify the class or series as required by the Act.

Section 7.2. Stock Record Books. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock record books of the Corporation. Such stock record books shall be maintained by the Secretary as a record of the Corporation’s Shareholders, in a form that permits preparation of a list of the names and addresses of all Shareholders, in alphabetical order by class of shares showing the number and class of shares held by each Shareholder.

Section 7.3. Transfer of Shares. Subject to the provisions of the Act and to any transfer restrictions binding upon the Corporation, a transfer of shares of the Corporation shall be made only on the stock record books of the Corporation by the holder of record thereof or by such holder’s agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. Unless the Board of Directors in its discretion has by resolution established procedures, if any, by which a beneficial owner of shares held by a nominee may be recognized by the Corporation as the owner thereof, the person in whose name shares stand on the stock record books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Corporation’s stock record books maintained by the Secretary shall be conclusive in all such regards absent a determination by the Board of Directors of manifest error. All certificates surrendered to the Corporation for transfer shall be canceled.

Section 7.4. New or Replacement Certificates. No new stock certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a substitute certificate may be issued therefor upon: (a) the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft, or mutilation thereof; (b) delivery of such bond and/or indemnity to the Corporation as the Secretary or Board of Directors may prescribe or as may be required by law; and (c) satisfaction of such other reasonable requirements (which may include without limitation advertisement of the same) as the Secretary or Board of Directors may prescribe. To the extent permitted by applicable law (including without limitation Section 25-8-405 of the North Carolina Uniform Commercial Code), a new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so; and without limiting the generality of the foregoing, except as prohibited by law, the Secretary or the Board of Directors may in their discretion waive any bond requirement otherwise applicable where the aggregate fair market value of the shares represented by such lost, stolen, or mutilated certificate is less than five hundred dollars based upon indicia deemed reasonable by the waiving party.

Section 7.5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock transfer books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the Act or by procedures, if any, established by resolution of the Board of Directors in its discretion by which a beneficial owner of shares held by a nominee may be recognized as the owner thereof. Such procedures, if any, shall also set forth the extent of such recognition.

Section 7.7. Transfer Restrictions. The Secretary (or any other Officer designated by the Board of Directors) shall have full power and authority to place or cause to be placed on any and all stock certificates restrictive legends to the extent reasonably believed necessary or appropriate to ensure the Corporation’s compliance with federal or any state’s securities laws or any legal obligation upon the Corporation by agreement or otherwise.

ARTICLE 8

MISCELLANEOUS

Section 8.1. Fiscal Year. The Board shall establish the Corporation’s fiscal year and may be change the Corporation’s fiscal year from time to time as the Board deems advisable.

Section 8.2. Dividends. The Board of Directors may from time to time at any regular or special meeting (or by any other manner of action permitted by these Bylaws and the Act) declare, and the Corporation may pay, dividends or other distributions on its outstanding shares of stock in the manner and upon the terms and conditions as the Board of Directors deems advisable and as may be permitted by the Articles of incorporation, the Act, and any other lawful restrictions imposed upon the Corporation. Such dividends or other distributions, when declared and permitted. may be paid in cash, stock, property, or any other permitted means lawfully declared by the Board of Directors.

Section 8.3. Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, State of North Carolina.”

Section 8.4. Forms of Records. When consistent with good business practices, any records of the Corporation may be maintained in other than written form if such other form is capable of reasonable preservation and conversion into written form within a reasonable time.

Section 8.5. Amendments. Any or all of these Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors, subject to the following: i) the right of the Shareholders to alter, adopt, amend, or repeal Bylaws as provided in the Act; and ii) action of the Shareholders in adopting, amending, or repealing a particular Bylaw wherein the Board of Directors is expressly prohibited by such Shareholder action from amending or repealing the particular Bylaw acted upon by the Shareholders. The Shareholders may amend or repeal any or all of these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors. Any notice of a meeting of Shareholders at which Bylaws are to be adopted, amended, or repealed shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of Bylaws and contain or be accompanied by a copy or summary of the proposal.

Section 8.6. Severabilitv. If any provision of these Bylaws or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent by a court of competent jurisdiction, such provision shall be complied with or enforced to the greatest extent permitted by law as determined by such court, and the remainder of these Bylaws and the application of such provision to other persons or circumstances shall not be affected thereby and shall continue to be complied with and enforced to the greatest extent permitted by law.

Section 8.7. Usage. In construing these Bylaws, feminine or neuter pronouns shall be substituted for masculine forms and vice versa, and plural terms shall be substituted for singular forms and vice versa, in any place in which the context so requires. The section and paragraph headings contained in these Bylaws arc for reference purposes only and shall not affect in any way the meaning or interpretation of these Bylaws. Terms such as “hereof”, “hereunder”, “hereto”, and words of similar import shall refer to these Bylaws in the entirety, unless the context clearly requires otherwise. Terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Act. All references to statutory provisions shall be deemed to include corresponding sections of succeeding law.

Section 8.8. Conflict Between Bylaws, Articles of Incorporation and the Act. The Articles of Incorporation and the Act (as either may be amended from time to time) are incorporated herein by reference. Any conflict between the terms of these Bylaws, the Articles of Incorporation or the Act shall he resolved according to the following order of precedence: (1) the Act; (2) the Articles of Incorporation; and (3) these Bylaws.

The foregoing bylaws are certified to be the true and complete Bylaws of the Corporation as adopted by the authorized officers as of the date written below.

By:	/s/ Huan Liu

Name:	HUAN LIU

Title:	Director

Date:	07/28/2022